UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2024

PANGAEA LOGISTICS SOLUTIONS LTD.
(Exact Name of Registrant as Specified in Charter)

Bermuda	001-36798	98-1205464
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

c/o Phoenix Bulk Carriers (US) LLC
109 Long Wharf, Newport, Rhode Island 02840
(Address of Principal Executive Offices) (Zip Code)

(401) 846-7790
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock	PANL	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 23, 2024, Pangaea Logistics Solutions Ltd. (the “Company”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Strategic Shipping Inc. (“SSI”), Renaissance Holdings LLC, a wholly-owned subsidiary of SSI (“Renaissance”), and Renaissance Merger Sub LLC, a wholly-owned subsidiary of the Company (“Merger Sub”), pursuant to which Renaissance will merge with and into Merger Sub, after which the separate existence of Merger Sub will cease and Renaissance will be a wholly-owned subsidiary of the Company (the “Merger”). As a result of the Merger, the Company will acquire ownership or charter-in fifteen (15) handy-size dry bulk vessels currently owned or chartered-in by SSI. Pursuant to the Merger Agreement, SSI is entitled to receive a number of common shares, par value $0.0001 per share (the “Common Shares”) of the Company (the “Merger Consideration”) to be determined prior to the consummation of the Merger based on a net asset value to net asset value exchange ratio. The Common Shares of the Company issued as the Merger Consideration will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption provided by Section 4(a)(2) of the Securities Act.

In addition, there will be an adjustment (the “Adjustment”) to the Merger Consideration (i) in order to allocate to SSI and the Company the net voyage revenues and expenses of any voyages in progress at the time of the consummation of the Merger, (ii) to compensate SSI for bunkers, unused lubes and certain prepayments of principal and interest, and (iii) to adjust for any changes to working capital upon the consummation of the Merger. The Adjustment, if any, shall be payable in cash, provided that if a certain portion of the Adjustment exceeds $5,000,000, the excess may be paid in cash or additional shares of Common Stock at the election of the Company. Approval of the Merger Agreement does not require the approval of the shareholders of the Company under Bermuda law. The Company will seek shareholder approval under the applicable rules of Nasdaq in order to issue in excess of twenty percent (20%) of the Company’s issued and outstanding Common Shares immediately prior to the Merger as Merger Consideration.

The transaction is expected to close in the fourth quarter of 2024, subject to approval to issue in excess of 20% of the Company’s Common Shares other than an issuance in a public offering and the Merger Consideration not representing more than 30% of the issued and outstanding Common Shares of the Company immediately following the closing.

The Company and SSI will also enter into an Investor and Registration Rights Agreement (the “Investor Agreement”) prior to the consummation of the Merger pursuant to which the Company has agreed to grant to SSI customary resale registration rights under the Securities Act of the Common Shares constituting the Merger Consideration and additional Common Shares acquired by SSI subsequent to the consummation of the Merger. The Investor Agreement also provides SSI with certain pre-emptive rights and the right to designate up to two members to the Company’s board of directors.

The foregoing descriptions of the Merger Agreement and Investor Agreement are summaries and are qualified in its entirety by reference to the Merger Agreement and the form of Investor Agreement filed herein as Exhibit 2.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Common Shares to be issued in connection with the Merger will be issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 7.01	Regulation FD Disclosure.

On September 23, 2024, the Company issued a press release announcing the entrance into the Merger Agreement and a description of the transactions contemplated thereby. A copy of the press release is furnished as Exhibit 99.1 and copy of the Investor Presentation is attached as Exhibit 99.2 to this Current Report on Form 8-K.

The information contained herein, including Exhibit 99.1 and Exhibit 99.2 is being furnished pursuant to Item 7.01 of Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of this information will not be deemed an admission as to the materiality of any information contained herein.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits
The information contained in Exhibit 2.1, Exhibit 10.1 and Exhibit 99.1 (excluding the sections entitled “Management Commentary” and “Strategic Rationale”) attached to this Current Report on Form 8-K is hereby incorporated by reference into the Company’s Registration Statement on Form S-3 (File No. 333-277953) with an effective date of March 26, 2024 and the Company’s Registration Statement on Form S-8 (File No. 333-281649) with an effective date of August 19, 2024.

Exhibit No.	Description
2.1	Merger Agreement dated September 23, 2024.
10.1	Form of Investor and Registration Rights Agreement.
99.1	Press Release dated September 23, 2024.
99.2	Investor Presentation dated September 24, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 23, 2024

PANGAEA LOGISTICS SOLUTIONS LTD.

By:	/s/ Gianni Del Signore
Name: Gianni Del Signore Title: Chief Financial Officer